SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT (this “Amendment”) is dated as of January 11, 2017, and is entered into by and among HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent Borrower”), HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”) (f/k/a Cequent Performance Products, Inc., a Delaware corporation and successor by merger with Cequent Consumer Products, Inc., an Ohio corporation), CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641 (“Cequent UK”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”, and together with Parent Borrower, Horizon Americas and Cequent UK, collectively, “Borrowers”), the other Persons party to this Amendment as Obligors, the financial institutions party to this Amendment as Lenders, and BANK OF AMERICA, N.A., a national banking association, in its capacity as agent for itself and the other Secured Parties (“Agent”).
WHEREAS, the Borrowers, the other Obligors party hereto, the Agent and the Lenders have entered into that certain Amended and Restated Loan Agreement dated as of December 22, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);
WHEREAS, Parent Borrower, the other Obligors party thereto and Agent entered into that certain ABL Guarantee and Collateral Agreement dated as of June 30, 2015 in order to secure the Obligations;

WHEREAS, certain Borrowers, Horizon International Holdings LLC, a Delaware limited liability company, Cequent UK, Cequent Canada, Cequent Nederland Holdings B.V., a company formed under the laws of the Netherlands, Cequent Mexico Holdings B.V., a company formed under the laws of the Netherlands, Cequent Sales Company de Mexico, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico, Cequent Electrical Products de Mexico, S. DE R.L. DE C.V., a limited liability company formed under the laws of Mexico, and Agent entered into that certain Foreign Facility Guarantee and Collateral Agreement dated as of December 22, 2015 in order to secure the Foreign Facility Obligations; and

WHEREAS, the Borrowers and the other Obligors have requested that the Agent and the Lenders agree to enter into certain amendments to the Loan Agreement described below.
NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Documents and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II
AMENDMENTS TO LOAN AGREEMENT
On the Amendment Effective Date, the Loan Agreement is hereby amended as follows:
2.01.    Equity Interests. The definition of “Equity Interests” in Section 1.1 of the Loan Agreement is hereby amended by adding the following clause immediately before the period at the end thereof :
“, but excluding any debt securities convertible into or referencing any of the foregoing”
2.02.    Hedging Agreement. The definition of “Hedging Agreement” in Section 1.1 of the Loan Agreement is hereby amended by (x) adding “(i)” immediately before the phrase “interest rate protection agreement” and (y) adding the following clause immediately before the period at the end thereof:
“, (ii) Permitted Bond Hedge Transactions and (iii) Permitted Warrant Transactions”
2.03.    Material Debt. The definition of “Material Debt” in Section 1.1 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:
“For the avoidance of doubt, the term “Material Debt” shall not include any obligations under any Permitted Warrant Transaction.”
2.04.    Synthetic Purchase Agreement. The definition of “Synthetic Purchase Agreement” in Section 1.1 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:
“For the avoidance of doubt, the term “Synthetic Purchase Agreement” shall not include any agreement, indenture or other document governing any Permitted Bond Hedge Transaction, Permitted Convertible Indebtedness or Permitted Warrant Transaction.”
2.05.    New Definitions. The following new definitions are hereby added to Section 1.1 of the Loan Agreement in appropriate alphabetical order to read in their entirety as follows:
“Disqualified Equity Interests” means any Equity Interests that, by their terms (or by the terms of any security or other Equity Interests into which they are convertible or for which they are exchangeable), or upon the happening of any event or condition (a) matures or are mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior Full Payment of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) are redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provide for the scheduled payments of dividends in cash, or (d) are or become convertible into or exchangeable for  Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the Latest Maturity Date with respect to the Obligations.

“Permitted Bond Hedge Transaction” means any call or capped call option (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) purchased by the

Parent Borrower in connection with the issuance of any Permitted Convertible Indebtedness; provided, that the purchase price for such Permitted Bond Hedge Transaction, less the proceeds received by the Parent Borrower from the sale of any related Permitted Warrant Transaction, does not exceed the net proceeds received by the Parent Borrower from the sale of such Permitted Convertible Indebtedness issued in connection with such Permitted Bond Hedge Transaction.

“Permitted Convertible Indebtedness” means senior, unsecured Debt of the Parent Borrower that (i) has no scheduled principal amortization prior to maturity, (ii) has a scheduled maturity date not earlier than 91 days following the Latest Maturity Date then in effect with respect to the Obligations and (iii) is convertible into shares of common stock of the Parent Borrower (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) (and cash in lieu of fractional shares) and/or cash (in an amount determined by reference to the price of such common stock or such other securities).

“Permitted Warrant Transaction” means any call option, warrant or right to purchase (or substantively equivalent derivative transaction) relating to the Parent Borrower’s common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) and/or cash (in an amount determined by reference to the price of such common stock) sold by the Parent Borrower substantially concurrently with any purchase by the Parent Borrower of a Permitted Bond Hedge Transaction.

“Qualified Equity Interests” means and refers to any Equity Interests issued by an Obligor that are not Disqualified Equity Interests.

2.06.    Debt. Section 10.2.1(a) of the Loan Agreement is hereby amended by:
(a)    Amending and restating in its entirety clause (xiii) thereof to read as follows:
“(xiii) secured Debt in an aggregate amount not exceeding $50,000,000 at any time outstanding, in each case in respect of Debt of Foreign Subsidiaries (exclusive of any Debt of Foreign Subsidiaries arising under the Loan Documents);”
(b)    Amending and restating in its entirety clause (xix) thereof to read as follows:
“(xix) obligations of the Parent Borrower or any Subsidiary Obligor under Hedging Agreements permitted under Section 10.2.7 with respect to (A) any Permitted Bond Hedge Transaction, (B) any Permitted Warrant Transaction and/or interest rates, foreign currency exchange rates or commodity prices, in each case not entered into for speculative purposes; provided that if such Hedging Agreements relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Debt otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Debt to which such Hedging Agreements relate;”
(c)    Deleting the “and” at the end of clause (xxi) thereof, deleting the period at the end of clause (xxii) thereof and substituting in lieu thereof “; and” and adding the following as a new clause (xxiii) thereof:

“(xxiii)    any Permitted Convertible Indebtedness and replacements or refinancings thereof in an aggregate principal amount not to exceed $125 million at the time of issuance; provided that at the time of and immediately after the issuance of such Debt, the Required Conditions are met.”
2.07.    Hedging Agreements. Section 10.2.7 of the Loan Agreement is hereby amended by adding “(a)” immediately before the second instance of the phrase “Hedging Agreements” and adding the following clause immediately before the period at the end thereof:
“, (b) any Permitted Bond Hedge Transaction and (c) any Permitted Warrant Transaction”
2.08.    Restricted Payments – Equity Interests. Section 10.2.8(a) of the Loan Agreement is hereby amended by deleting the “and” at the end of clause (iv) thereof, deleting the period at the end of clause (v) thereof and substituting in lieu thereof “;” and adding the following as new clauses (vi), (vii) and (viii) thereto:
“(vi)    the Parent Borrower may make any Restricted Payments in respect of Permitted Convertible Indebtedness permitted under Section 10.2.8(b);

(vii)    the Parent Borrower may pay the premium in respect of, and otherwise perform its obligations under, any Permitted Bond Hedge Transaction; and

(viii)    the Parent Borrower may make any Restricted Payments and/or payments or deliveries required by the terms of, and otherwise perform its obligations under, any Permitted Warrant Transaction (including, without limitation, making payments and/or deliveries due upon exercise and settlement or termination thereof).”

2.09.    Restricted Payments – Debt. Section 10.2.8(b) of the Loan Agreement is hereby amended by (x) deleting the “and” at the end of clause (vi) thereof, (y) deleting the period at the end of clause (vii) thereof and substituting in lieu thereof “;” and (z) adding the following as new clauses (viii), (ix) and (x):
“(viii)    the Parent Borrower may make any deliveries in shares of common stock (or other securities or property following a merger event or other change of the common stock of the Parent Borrower so long as any such securities do not constitute Disqualified Equity Interests of an Obligor) in connection with any conversion of any Permitted Convertible Indebtedness;

(ix) the Parent Borrower may make any cash payments in lieu of issuing fractional shares in connection with a conversion (including pursuant to any put transaction), exchange, refinancing or extension of any Permitted Convertible Indebtedness; and

(x)    the Parent Borrower may purchase any Permitted Bond Hedge Transaction and perform its obligations thereunder.”

2.10.    10.2.11 Amendment of Material Documents. Section 10.2.11 of the Loan Agreement is hereby amended by deleting the “or” at the end of clause (a) thereof and substituting in lieu thereof “,” and adding the following new clause (c) immediately prior to the period appearing at the end of clause (b) thereto:
“or (c) the documents evidencing any Permitted Convertible Indebtedness to the extent such amendment, restatement, modification or waiver (i) results in a maturity date earlier than 91 days following the Latest Maturity Date then in effect with respect to the Obligations or (ii) adds any required principal amortization or any mandatory prepayment or repurchase provision or changes any mandatory prepayment or repurchase provision in a manner that would increase the amount of any mandatory prepayment or repurchase obligation in respect of any Permitted Convertible Indebtedness”

2.11.    Events of Default. Clause (g) of Section 11.1 of the Loan Agreement is hereby amended by adding the following clause at the end thereof:
“provided further that this clause (g) shall not apply to any Permitted Convertible Indebtedness or any Permitted Warrant Transaction to the extent such event or condition occurs as a result of (x) the satisfaction of a conversion contingency, (y) the exercise by a holder of Permitted Convertible Indebtedness of a conversion right resulting from the satisfaction of a conversion contingency or (z) a required repurchase in respect of any Permitted Warrant Transaction;”
ARTICLE III
REPRESENTATIONS AND WARRANTIES
Each Obligor hereby represents and warrants to each Lender and the Agent, as of the date hereof and at each time that the following representations and warranties are made or deemed to be made thereafter, as follows:
3.01.    Authority. The execution, delivery and performance by such Obligor of each Loan Document described in Section 5 hereof (and, with respect to the Parent Borrower, the Term Loan Agreement Amendment (as defined below)), and the transactions contemplated hereby or thereby, have been duly authorized by all necessary action, and this Amendment is a legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
3.02.    Representations and Warranties. Each representation and warranty of such Obligor in the Loan Documents is true and correct as of the date hereof, after giving effect to this Amendment (except for representations and warranties that expressly relate to an earlier date).
3.03.    Governmental Approvals; No Conflicts. The execution, delivery, and performance by such Obligor of the Loan Documents described in Section 5 hereof (and, with respect to the Parent Borrower, the Term Loan Agreement Amendment (as defined below)), and the consummation of the transactions contemplated hereby or thereby, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created under the Loan Documents and (iii) consents, approvals, registrations, filings or actions the failure of which to obtain or perform could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate any Applicable Law or regulation or the charter, by-laws or other organizational documents of any Obligor or any Subsidiary of any Obligor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, or give rise to a right thereunder to require any payment to be made by any Obligor or any Subsidiary of any Obligor, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, (d) will not result in the creation or imposition of any Lien on any asset of any Obligor or any Subsidiary of any Obligor, except Liens created under the Loan Documents and Liens permitted by Section 10.2.2 of the Loan Agreement, as amended by this Amendment, and (e) do not require any acknowledgement, agreement or consent under any indenture, agreement or other instrument binding upon any Obligor or any Subsidiary of any Obligor or their assets, except for such acknowledgements, agreements and consents as have been obtained or made and are in full force and effect, and such acknowledgements, agreements or consents the failure of which to obtain could not reasonably be expected to result in a Material Adverse Effect.
3.04.    Solvency. Immediately after the consummation of the transactions contemplated by this Amendment and the Term Loan Agreement Amendment to take place on the date of this Amendment (a) the fair value of the assets of each Obligor, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of each Obligor will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) each Obligor will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or fall due and (d) the Obligors, on a consolidated basis, will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Amendment Effective Date.
3.05.    No Defaults. No Default or Event of Default has occurred and is continuing.
ARTICLE IV
CERTIFICATIONS
The Obligors hereby certify to Agent and Lenders that (a) the Term Loan Agreement Amendment is not prohibited by Section 10.2.11 of the Loan Agreement and (b) neither the execution or performance of this Amendment nor the incurrence of any Obligations by Obligors pursuant to the Loan Documents violates the Term Loan Documents.
ARTICLE V
CONDITIONS PRECEDENT AND FURTHER ACTIONS
5.01.    Conditions Precedent. This Amendment shall be deemed effective as of the date first set forth above when each of the following conditions precedent have been satisfied in form and substance satisfactory to the Agent and its counsel (such date, the “Amendment Effective Date”):
(a)    The Agent shall have received duly executed counterparts of this Amendment which, when taken together, bear the authorized signatures of the Obligors, the Agent and the Required Lenders;
(b)    The Agent shall have received executed copies of that certain Second Amendment to Credit Agreement, dated on or about the date hereof, by and among Parent Borrower, the Term Loan Lenders party thereto, and the Term Loan Agent (the “Term Loan Agreement Amendment”)), which shall be in full force and effect, and all conditions precedent set forth in Section 3 of the Term Loan Agreement Amendment shall have been met or waived by the Term Loan Agent and/or the Term Loan Lenders in accordance with the terms of the Term Loan Documents; and

(c)    The Borrowers shall have paid all fees and expenses (provided that legal fees required to be paid as a condition precedent to the occurrence of the Amendment Effective Date shall be limited to such legal fees as to which Borrowers have received a summary invoice) owed to and/or incurred by the Agent in connection with this Amendment.
5.02.    Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.
ARTICLE VI
REAFFIRMATION
Each Obligor hereby (i) acknowledges and consents to this Amendment; (ii) reaffirms its obligations under the Guaranties, the Security Documents and the other Loan Documents; (iii) reaffirms the Liens granted by it pursuant to the Security Documents; and (iv) confirms that the Guaranties, the Security Documents and the other Loan Documents remain in full force and effect, without defense, offset or counterclaim. Although each Guarantor has been informed of the terms of the Amendment, such Guarantor hereby confirms that it understands and agrees that the Agent and the Lenders have no duty to so notify such Guarantor or any other guarantor or to seek this or any future acknowledgment, consent or reaffirmation, and nothing contained herein shall create or imply any such duty as to any transaction, past or future.
ARTICLE VII
MISCELLANEOUS
7.01.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Obligors, Agent, Lenders, Secured Parties, and their respective successors and assigns. The successors and assigns of the Obligors include, without limitation, their respective receivers, trustees, and debtors-in-possession.
7.02.    Further Assurances. Each Obligor party hereto hereby agrees from time to time, as and when requested by the Agent or any Lender, to execute and deliver or cause to be executed and delivered all such documents, instruments and agreements and to take or cause to be taken such further or other action as the Agent or such Lender may reasonably deem necessary or desirable in order to carry out the intent and purposes of this Amendment and the other Loan Documents.
7.03.    Loan Document. This Amendment shall be deemed to be a “Loan Document” for all purposes under the Loan Agreement.
7.04.    Governing Law. THIS AMENDMENT AND, UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.
7.05.    Consent to Forum.
(a)    Forum. EACH OBLIGOR HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK OR THE

UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH OBLIGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. A FINAL JUDGMENT IN ANY PROCEEDING OF ANY SUCH COURT SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR ANY OTHER MANNER PROVIDED BY APPLICABLE LAW.
(b)    Other Jurisdictions. Nothing herein shall limit the right of Agent, any Security Trustee or any Lender to bring proceedings against any Obligor (other than a Mexican Domiciled Obligor) in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law (except with respect to service of process to Mexican Domiciled Obligors). Nothing in this Amendment shall be deemed to preclude enforcement by Agent or any Security Trustee of any judgment or order obtained in any forum or jurisdiction. Final judgment against an Obligor in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the country in which such Obligor is domiciled, by suit on the judgment.
(c)    Each Mexican Domiciled Obligor waives any right to any jurisdiction (other than as provided under Section 7.04 above and this Section 7.05) to which they may be entitled under Applicable Law, by reason of its present or future domicile, or otherwise, for the purposes of proceedings against or involving any of the Mexican Domiciled Obligors, and waives any objection to those courts on the ground of venue or forum non conveniens.
7.06.    Severability. Wherever possible, each provision of this Amendment shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Amendment shall remain in full force and effect.
7.07.    Entire Agreement. Time is of the essence of this Amendment. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.
7.08.    Execution in Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective on the Amendment Effective Date. Delivery of a signature page of this Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.
7.09.    Costs and Expenses. The Borrowers agree to reimburse Agent for all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment.
7.10.    Reference to and Effect upon the Loan Documents. The amendments and modifications described in this Amendment shall apply and be effective only with respect to the provisions of the Loan Agreement specifically identified in this Amendment. Except as expressly amended herein, the Loan Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof, and are hereby ratified and confirmed. In each case except as expressly provided in this Amendment, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under any of the Loan Documents, nor constitute a waiver or amendment of any provision of any of the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.
7.11.    Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions hereof.

Balance of Page Intentionally Left Blank

Signature Pages Follow

IN WITNESS WHEREOF, duly authorized representatives of the parties have executed this Amendment and the parties have delivered this Amendment, each as of the day and year first written above.
OBLIGORS:

HORIZON GLOBAL CORPORATION,
a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor, a UK Facility Obligor and the Borrower Agent

By: /s/ David G. Rice
Name: David G. Rice
Title: Chief Financial Officer

HORIZON GLOBAL AMERICAS INC.,
a Delaware corporation, as a U.S. Borrower, a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT UK LIMITED, a company incorporated in England and Wales with company number 08081641, as UK Borrower, a UK Facility Obligor, a Canadian Facility Guarantor and a Canadian Facility Obligor
By: /s/ David G. Rice
Name: David G. Rice
Title: Director

CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario, as Canadian Borrower, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ David G. Rice
Name: David G. Rice
Title: Vice President

HORIZON GLOBAL COMPANY LLC,
a Delaware limited liability company, as a U.S. Facility Guarantor, a U.S. Facility Obligor, a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ David G. Rice
Name: David G. Rice
Title: Vice President

HORIZON INTERNATIONAL HOLDINGS LLC,
a Delaware limited liability company, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT NEDERLAND HOLDINGS B.V.,
a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ R.I.L. van Dijk
Name: R.I.L. van Dijk
Title: Director A

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director B

CEQUENT MEXICO HOLDINGS B.V.,
a company formed under the laws of the Netherlands, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ R.I.L. van Dijk
Name: R.I.L. van Dijk
Title: Director A

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Director B

CEQUENT SALES COMPANY DE MEXICO, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ David G. Rice
Name: David G. Rice
Title: Vice President

CEQUENT ELECTRICAL PRODUCTS DE     MEXICO, S. DE R.L. de C.V.,
a limited liability company formed under the laws of Mexico, as a Canadian Facility Guarantor, a Canadian Facility Obligor, a UK Facility Guarantor and a UK Facility Obligor

By: /s/ David G. Rice
Name: David G. Rice
Title: Vice President

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,
as Agent, a U.S. Lender, a UK Lender and UK Swingline Lender

By:/s/ Steve Siravo

Name: Steve Siravo
Title: Senior Vice President

BANK OF AMERICA, N.A. (acting through its Canada branch), as a Canadian Lender and Canadian Swingline Lender

By: /s/ Sylwia Durkiewicz
Name: Sylwia Durkiewicz
Title: Vice President

BANK OF AMERICA, N.A. (acting through its London branch), as UK Security Trustee

By: /s/ Steve Siravo
Name: Steve Siravo
Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a U.S. Lender

By: /s/ Peter Shin
Name: Peter Shin
Title: Authorized Signatory

WELLS FARGO CAPITAL FINANCE CORPORATION CANADA, as a Canadian Lender

By: /s/ David G. Phillips
Name: David G. Phillips
Title: Senior Vice President, Credit Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION, (London branch), as a UK Lender

By: /s/ Tania Saldanha
Name: Tania Saldanha
Title: Authorized Signatory

BANK OF MONTREAL, as a U.S. Lender, a Canadian Lender and a UK Lender

By: /s/ Stephanie Bach
Name: Stephanie Bach
Title: Vice President